UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 14, 2006

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

The Personnel and Compensation Committee of the Board of Directors of The PNC Financial Services Group, Inc. (the “Corporation” or “PNC”) took several actions with respect to incentive compensation for the company’s executive officers at its meeting on February 14, 2006.

2006 Annual Incentive Award Opportunities

On February 14, 2006, the committee established the performance goals and business criteria for annual incentive awards for the company’s executive officers for the 2006 award period.

James E. Rohr, PNC’s Chairman and Chief Executive Officer, and the company’s next four most highly-compensated executive officers will receive their 2006 annual incentive awards under PNC’s 1996 Executive Incentive Award Plan (“1996 plan”). The five executive officers who participate in the 1996 plan share in a compensation pool. For 2006, the size of the pool will be equal to one-half of one percent of PNC’s 2006 consolidated pre-tax net income determined in accordance with generally accepted accounting principles, with adjustments determined by the committee and permitted under the 1996 plan. The plan permits the committee to adjust the size of the compensation pool for unusual, infrequently occurring or extraordinary items or cumulative effects of changes in accounting principles, as defined under generally accepted accounting principles. The maximum share of this compensation pool that could be awarded to a participating executive officer is determined by the maximum percentage amount assigned to the participant by the committee.

At this meeting, the committee determined the maximum incentive award amounts for 2006 under the 1996 plan for the chief executive officer and the other four executive officer participants by assigning a maximum percentage share of the 2006 compensation pool to each of the five participants. Under the 1996 plan, no participant can receive more than 40% of the compensation pool, and the sum of all percentages assigned to participants cannot exceed 100%. Once the year is over and the size of the compensation pool for the year is determined, the committee will start with the maximum amount of the compensation pool that a 1996 plan participant can receive and determine whether to adjust it downward to its final level. In making this downward adjustment, the committee will take into account the same types of performance factors that they take into account in determining the bonuses to be paid to the other executive officers who do not participate in the 1996 plan, including the following:

•	“EPS goal” – This goal is based on PNC’s earnings per share based on PNC’s budget as presented to the Board. Management established, and the committee approved at its meeting on February 14, 2006, the target EPS goal for 2006.

•	“Relative goals” – These goals are based primarily on PNC’s return on average common shareholders’ equity relative to its peer group, with additional consideration given to other measures that management and the committee deem relevant.

•	Business financial performance relative to that business’ budget.

•	The chief executive officer’s assessment of an executive officer’s performance.

The committee also approved target amounts for annual incentive awards for the 2006 award period for the executive officers expressed as a percentage of salary, taking into consideration the recommendations of management and the advice of the committee’s compensation consultant. The target amount was principally based on an analysis of relevant pay practices.

The committee also determined that any annual incentive awards for 2006 approved in the first quarter of 2007 for 1996 plan participants as well as for most of the other executive officers would be denominated in dollars and then paid in a combination of cash and restricted stock or stock units, subject to deferral under PNC’s Deferred Compensation Plan if the executive made a prior deferral election. The first portion of the award would equal 75% of the dollar denominated amount approved by the committee and would be paid in cash, or deferred if the executive officer made a prior deferral election. The remaining 25% would consist of an award of restricted PNC common stock or stock units, in either case subject to forfeiture if the executive officer does not remain with PNC during a three-year vesting period with certain limited exceptions, with the amount of this portion of the award increased by 25% to reflect the risk of forfeiture and lack of liquidity during the vesting period.

2006 Performance Unit Incentive Award Opportunity

Also, in recognition of William S. Demchak’s role in the oversight of PNC’s asset and liability management function, in addition to his role as vice chairman and head of the corporate and institutional banking function, and the expected importance of his leadership in the success of the asset and liability function, the committee determined to provide him with an additional incentive award opportunity that would depend on the performance of the A&L unit over a three-year performance period. The committee provided this incentive in the form of a performance unit grant on February 14, 2006 under PNC’s 1997 Long-Term Incentive Award Plan (“1997 plan”), denominated in shares with a target number of 30,000 share units in the grant, with the expectation that grants of similar performance units would be made annually.

The 2006 performance unit award opportunity grant has a three-year performance period, beginning January 1, 2006 and ending December 31, 2008, and a maximum award size at the end of the performance period of 200% of the target share units. The corporate performance goals for this grant are based on performance on the A&L unit over the 2006-2008 performance period and include financial performance relative to benchmark, absolute financial performance and trading results, adherence to risk parameters, and contributions to the success of other PNC businesses. The performance goals are set such that a negative annual performance outcome in one year could offset positive outcomes from earlier years in the performance period.

The committee will certify the level of performance achieved at the end of the performance period and determine the final number of awarded units. Awarded performance units would then be paid in cash, with the maximum amount of the cash payment determined by multiplying the number of performance units then awarded by the per share price of PNC common stock on the award date in the first quarter of 2009.

Restricted Stock Grant

In addition, on February 14, 2006, the committee granted Mr. Demchak an award of 52,000 shares of restricted PNC common stock in recognition of his outstanding leadership and contribution through his oversight of PNC’s asset and liability management function during 2005. This award was made under PNC’s 1997 plan and was similar to the restricted stock grants made last year to selected executive officers and certain other senior officers of the company. It was substantially in the form of the standard senior officer restricted stock grant agreement filed with the Corporation’s 2004 annual report on Form 10-K with a three-year restricted period.

2003 and 2004 Incentive Share Award Payouts

As we previously reported in our annual shareholder meeting proxy materials, the committee granted incentive share award opportunities under the 1997 plan in 2003 to selected executive officers, including Mr. Rohr and the company’s next four most highly-compensated executive officers, and to certain other senior officers of PNC with a three-year performance period that ended on December 31, 2005. The committee also granted incentive share award opportunities in 2004 with a performance period ending on the same date, designed to complement the 2003 program primarily by introducing refined design and payment formula elements. Awards under the 2004 program are reduced share for share by awards under the 2003 program. The corporate performance factors for both programs were based on PNC’s return on common equity and total shareholder return relative to peer group performance. Copies of the form of the 2003 and 2004 incentive share grant agreements were filed with the Corporation’s third quarter 2004 report on Form 10-Q.

Following the end of the performance period, the committee certified the level of performance achieved and determined at its meeting on February 14, 2006 to award the maximum number of shares permitted in accordance with those agreements for the level of performance attained (139% of the dividend-adjusted target 2004 program grant shares). The shares awarded under the combined 2003 and 2004 incentive share programs to the executive officers named in the summary compensation table in the proxy statement for our 2005 annual meeting of shareholders were as follows: James E. Rohr (165,235); Joseph C. Guyaux (90,128); William S. Demchak (75,107); Timothy G. Shack (67,596); and Thomas K. Whitford (67,596). In accordance with the agreements, awards were made half in unrestricted shares of PNC common stock and half in restricted shares, with a restriction period through December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: February 21, 2006	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller